UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 12, 2015

McDERMOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Republic of Panama	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

757 N. Eldridge Parkway Houston, Texas	77079
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (281) 870-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2015, McDermott, Inc., a subsidiary of McDermott International, Inc., and Mr. Tony Duncan, former Senior Vice President, Project Support, entered into a Separation Agreement in connection with Mr. Duncan’s previously announced resignation. The Separation Agreement provides for various severance benefits to be provided to Mr. Duncan, in exchange for, among other things, his agreement to several restrictive covenants.

The severance benefits include: (1) a lump-sum cash payment equal to the amount of base salary Mr. Duncan would have earned had he remained employed from his resignation date through December 31, 2015; (2) a lump-sum cash severance payment equal to six months of Mr. Duncan’s base salary; (3) a lump-sum cash payment equal to Mr. Duncan’s 2015 target award under the McDermott International, Inc. Executive Incentive Compensation Plan; (4) each currently outstanding restricted stock unit (“RSU”) granted pursuant to the 2009 McDermott International, Inc. Long Term Incentive Plan (the “2009 LTIP”) or the 2014 McDermott International, Inc. Long Term Incentive Plan (the “2014 LTIP”) and held by Mr. Duncan which would, absent his resignation from employment, remain outstanding and continue to vest through March 15, 2017 would, subject to certain conditions, vest and be settled on the first to occur of (a) the date such award would otherwise be settled in accordance with the terms of the 2009 LTIP or 2014 LTIP, as applicable, and the applicable grant agreement, as if his employment had continued, and (b) March 15, 2016; (5) payment of an amount to fund three months of continuing health insurance coverage under the Consolidated Omnibus Reconciliation Act; and (6) accrued but unutilized vacation pay. All other outstanding unvested equity or performance-based awards previously granted to Mr. Duncan have been forfeited. Any vested stock options held by Mr. Duncan will continue to be exercisable for the remainder of their respective terms.

Under the Separation Agreement, Mr. Duncan’s benefits under the McDermott International, Inc. Director and Executive Deferred Compensation Plan became fully vested as of the date of his resignation, with such amounts to be paid in accordance with the terms of that plan.

The above description of the Separation Agreement is not complete and is qualified by reference to the complete document. A copy of the Separation Agreement is filed as Exhibit 10.1 to this report and is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Separation Agreement dated as of November 12, 2015 by and between Tony Duncan and McDermott, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

By:	/s/ Stuart Spence
Stuart Spence
Executive Vice President and Chief Financial Officer

Date: November 18, 2015

EXHIBIT INDEX

No.	Description

10.1	Separation Agreement dated as of November 12, 2015 by and between Tony Duncan and McDermott, Inc.